Exhibit (e)(4)(i)

AMENDMENT NO. 1

TO THE

DISTRIBUTION AGREEMENT

ENTERPRISE FUND DISTRIBUTORS, INC.

AMENDMENT NO. 1 to the Distribution Agreement (“Amendment No. 1”), dated as of May 1, 2005, between AXA Enterprise Multimanager Funds Trust, a Delaware business trust (the “Trust”) and Enterprise Fund Distributors, Inc., a Georgia corporation (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to the Class A, Class B, Class C, Class P and Class Y Shares dated as of December 10, 2004 (the “Agreement”), unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

1.	Appendix A. Appendix A to the Agreement, setting forth the Funds of the Trust for which the Distributor is authorized to distribute Class A, Class B, Class C, Class P and Class Y Shares, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA ENTERPRISE MULTIMANAGER FUNDS TRUST		ENTERPRISE FUND DISTRIBUTORS, INC.

By:	/s/ Steven M. Joenk Steven M. Joenk President	By:	/s/ John A. Schilt, Jr. John A. Schilt, Jr. President

APPENDIX A

TO THE

DISTRIBUTION AGREEMENT

OF AXA ENTERPRISE MULTIMANAGER FUNDS TRUST

CLASS A, CLASS B, CLASS C, CLASS P AND CLASS Y SHARES

AXA Enterprise Multimanager Growth Fund

AXA Enterprise Multimanager Core Equity Fund

AXA Enterprise Multimanager Value Fund

AXA Enterprise Multimanager Mid Cap Growth Fund

AXA Enterprise Multimanager Mid Cap Value Fund

AXA Enterprise Multimanager International Fund

AXA Enterprise Multimanager Technology Fund

AXA Enterprise Multimanager Health Care Fund

AXA Enterprise Multimanager Core Bond Fund

AXA Enterprise Money Market Fund II

CLASS A, CLASS B, CLASS C AND CLASS Y SHARES

AXA Enterprise Conservative Allocation Fund

AXA Enterprise Moderate Allocation Fund

AXA Enterprise Moderate-Plus Allocation Fund

AXA Enterprise Aggressive Allocation Fund